EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Pooled® Trust of our report dated December 19, 2017, relating to the financial statements and financial highlights, which appears in Macquarie Large Cap Value Portfolio, Macquarie Core Plus Bond Portfolio, Macquarie High Yield Bond Portfolio, Macquarie Emerging Markets Portfolio, Macquarie Emerging Markets Portfolio II and Macquarie Labor Select International Equity Portfolio’s Annual Report on Form N-CSR for the year ended October 31, 2017. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 26, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Pooled® Trust of our report dated December 19, 2017, relating to the financial statements and financial highlights, which appears in Delaware REIT Fund’s Annual Report on Form N-CSR for the year ended October 31, 2017. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 26, 2018